UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2007

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey  08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2007, Campbell Investment Company (“Campbell”), a wholly-owned subsidiary of Campbell Soup Company, entered into a stock purchase agreement (the “Agreement”) with Yildiz Holding A.S. (“Yildiz”).  Pursuant to the terms of the Agreement, Yildiz will acquire the Godiva Chocolatier business from Campbell through a purchase of all of the outstanding shares of the entities comprising the Godiva business.  The cash purchase price payable under the Agreement is $850 million, subject to certain closing adjustments.  The Agreement contains customary representations, warranties, covenants and indemnification provisions, including prohibitions on Campbell and its affiliates engaging in the premium chocolate business or operating retail stores focusing principally on the sale of chocolate for a period of two years (subject to certain exceptions).  The transaction is subject to customary closing conditions, including the receipt of required antitrust approvals or clearances and Campbell’s delivery of audited financial statements for the Godiva business.  The transaction is not subject to approval by either party’s shareholders.

A copy of the Agreement is attached hereto as Exhibit 2.1.  The foregoing description of the Agreement and the transaction is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.

The Agreement has been included to provide shareowners and investors with information regarding its terms.  It is not intended to provide any other factual information about Campbell or any of its subsidiaries or businesses.  The Agreement contains warranties that the parties made to, and solely for the benefit of, each other as of specified dates.  The assertions embodied in those warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Agreement.  In addition, certain warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareowners and investors.  For the foregoing reasons, shareowners and investors should not rely on such warranties as characterization of statements of factual information at the time they were made or otherwise.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

2.1
Stock Purchase Agreement, dated as of December 20, 2007, between Yildiz Holdings A.S. and Campbell Investment Company.  The registrant agrees to file a copy of any omitted attachment to Exhibit 2.1 upon the request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2007	CAMPBELL SOUP COMPANY
(Registrant)

	By:	/s/ John J. Furey
John J. Furey Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated as of December 20, 2007, between Yildiz Holdings A.S. and Campbell Investment Company.   The registrant agrees to file a copy of any omitted attachment to Exhibit 2.1 upon the request of the Securities and Exchange Commission.